Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-46641) of Energen Corporation of our report dated June 26, 2012 relating to the financial statements and supplemental schedules of the Energen Corporation Employee Savings Plan, as of December 31, 2011 and 2010, and for the year ended December 31, 2011, which appears in this Form 11-K.

PricewaterhouseCoopers LLP

Birmingham, Alabama

June 26, 2012